                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY



                          RECAPITALIZATION AGREEMENT

       This RECAPITALIZATION AGREEMENT (this "Agreement") is made as of March 18, 1997, by and among Software AG, a German corporation with its principal place of business in Darmstadt, Germany (the "Seller"), Software AG Systems, Inc., a Delaware corporation (the "Company"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer"), and the managers of the Company listed on Exhibit A hereto (collectively, such managers are referred to herein as the "Managers" and together with Thayer are referred to herein as the "Buyers").



                             W I T N E S S E T H:

       WHEREAS, the Company has 200,000 shares of authorized common stock, par value $.0l per share, (the "Common Stock") of which, at the date hereof, 100,000 shares have been issued and are outstanding and all of which issued and outstanding shares are owned by the Seller;

       WHEREAS, subject to the terms and the conditions specified herein, the Buyers desire to purchase from the Company, and the Seller and the Company desire that the Company issue to the Buyers, 78,000 shares of Common Stock (such shares are referred to herein as the "Shares"); and

       WHEREAS, simultaneously with such purchase and sale of the Shares, the Company desires to repurchase 90,000 shares (the "Repurchase Shares") of the Common Stock shares owned by Seller;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

       1.1. "Claim" shall mean all actions, causes of action, suits, Liabilities, amounts due, sums of money, accounts, reckonings, bonds, bills, controversies, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or equity.
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                                     - 2 -




       1.2. "Closing" shall mean the closing described in Article 7 hereof at which the Parties shall consummate the transactions contemplated hereby.

       1.3.  "Closing Date" shall mean the date that the Closing occurs.

       1.4.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

       1.5. "Cooperation Agreement" shall mean the Cooperation Agreement between Seller and SAGA substantially in the form attached hereto as Exhibit B.

       1.6. "Damages" shall mean any and all Liabilities, losses, damages, fines, penalties, costs, fees and expenses of every kind, nature or description (including without limitation interest which may be imposed in connection therewith, court costs, costs resulting from any judgments, orders, awards, decrees or equitable relief, and reasonable fees and disbursements of counsel, consultants and expert witnesses).

       1.7. "Encumbrance" shall mean any title defect, conflicting claim of ownership, order, decree, judgment, stipulation, settlement, attachment, restriction, lien, pledge, right of first refusal, option, charge, security interest, mortgage, reservation, lease or any other encumbrance of any nature whatsoever.

       1.8. "Environmental Claims" shall mean any claim, action, suit, proceeding, investigation, order, demand, obligation, duty or government directive or like matter, based on any Environmental Law, which is pending or asserted (or unasserted but considered probable of assertion) or threatened against the Company or any Subsidiary or to which the Company or any Subsidiary is subject, including, without limitation, claims for reimbursement, contribution, fines, penalties and punitive damages.

       1.9. "Environmental Laws" shall include all United States federal, state and local laws, regulations, standards, rules, ordinances, binding governmental requirements, binding judicial or administrative orders, regulatory permits, and common law legal obligations pertaining to environmental concerns, or to employee and occupational health and safety, or to public health, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., the federal Resource Conservation
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                                     - 3 -

and Recovery Act, 42 U.S.C. (S) 6901 et seq., the federal Clean Water Act, 33 U.S.C. (S) 1251 et seq., the federal Clean Air Act, 42 U.S.C. (S) 7401 et seq. and analogous state and local laws.

       1.10. "Environmental Properties" shall mean all property currently or formerly owned, leased or used by the Company or any Subsidiary, including without limitation any property not owned by the Company or any Subsidiary but used or affected by any of their off-site waste disposal and similar practices, and including without limitation all surface water, ground water, subsurface soils, and air associated with such properties.

       1.11. "Equity Contribution" shall mean, with respect to each Buyer, the dollar amount set forth opposite such Buyer's name on Exhibit A hereto.

       1.12. "Financial Statements" shall mean (i) the audited consolidated balance sheets of the Company as of December 31, 1994, and 1995 and the related audited consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the years ended December 31, 1994, and 1995; and (ii) as Previously Disclosed, the consolidated balance sheets of the Company as of December 31, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the year ended December 31, 1996.

       1.13. "Governmental Entity" shall mean any federal, state, local or foreign legislative authority, court, governmental agency or other regulatory, judicial or administrative authority.

       1.14. "Hazardous Substances" shall mean uncontained petroleum products and wastes and those materials designated or defined as hazardous substances, toxic pollutants, toxic substances, hazardous pollutants, hazardous wastes or other similar terms in any Environmental Laws, or any other substance which by law or regulation requires special handling in its collection, storage, treatment, disposal or transportation.

       1.15. "Intellectual Property" shall mean all of the following, throughout the universe that is owned by, controlled by, used by, licensed by third parties to or registered in the name of, the Company or any Subsidiary:
(i) patents and patent applications and all forms and equivalents thereof, including divisions, continuations,
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                                     - 4 -

continuations-in-part, utility patents or models, design patents, extensions, reissued and reexamined patents, patents of addition, confirmation patents, importation patents, registration patents, and inventor's certificates; (ii) rights to file patent applications and other interests in inventions and discoveries, whether reduced to practice or not, on which no patent application has been filed; (iii) copyrights and all related and equivalent rights, including copyright registrations, applications for copyright registration, moral rights, and neighboring rights; (iv) common law and other trademarks, trade names, trade dress, and service marks, and registrations and applications for registration thereof; (v) rights in industrial designs, mask works, and the like, and registrations and applications for registration thereof; (vi) trade secrets; (vii) methods, processes, computer software, designs, drawings, laboratory notebooks, technical data, research and development data, know--how, market reports, consumer investigations, product surveys, distribution methods, and customer lists, whether or not secret and whether or not reduced to writing;
(viii) other proprietary rights; (ix) licenses to or under and shop rights in any of the foregoing; and (x) all other factual and proprietary information, whether or not secret and whether or not reduced to writing.

       1.16. "Liabilities" shall mean any liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, known or unknown.

       1.17. "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the consolidated business, results of operations, financial condition or prospects of such Person or (ii) the ability of such Person to consummate the transactions contemplated hereby.

       1.18. "Materials of Environmental Concern" shall mean Hazardous Substances and other chemicals, pollutants, contaminants, or wastes that present an identifiable risk to human health or the environment.

       1.19.  "Parties" shall mean Seller, the Company, and each of the Buyers.

       1.20. "Per Share Price" shall mean the dollar amount (rounded to two decimal points) equal to the Purchase Price divided by 78,000.
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                                     - 5 -

       1.21. "Permits" shall mean permits, licenses, orders, authorizations, certificates or approvals of any Governmental Entity

       1.22. "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, government or any department or agency thereof and any other entity.

       1.23. "Previously Disclosed" shall mean disclosed in a schedule attached hereto.

       1.24. "Purchase Price" shall mean the greater of (i) $29,035,000 or (ii) the sum of the Equity Contributions of each Buyer as set forth on Exhibit A hereto.

       1.25. "Properties" shall mean all properties (real or personal) and other assets (tangible or intangible) owned, leased or used by the Company or any Subsidiary.

       1.26. "Related Agreements" shall mean the Cooperation Agreement, Release and Tax Matters Agreement.

       1.27. "Release" shall mean the Release executed by Seller, substantially in the form attached hereto as Exhibit C.

       1.28. "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units, repurchase rights and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

       1.29. "SAGA" shall mean Software AG Americas, Inc., a Virginia corporation that is a wholly-owned subsidiary of the Company.

       1.30. "Securities Act" shall mean the Securities Act of 1933, as amended.

       1.31. "Tax Matters Agreement" shall mean the Tax Matters Agreement between Seller, the Company and Thayer substantially in the form attached hereto as Exhibit D.

       Other capitalized terms used herein are defined in the preamble and the recitals to this Agreement and in the other Articles hereof.
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                                     - 6 -


                                   ARTICLE 2.
                         PURCHASE AND SALE; REPURCHASE

       At the Closing, on the terms and subject to the conditions set forth herein, the following actions shall occur simultaneously:

       (i) The Company shall issue and sell to the Buyers, and each Buyer shall purchase severally and not jointly, at a purchase price per Share equal to the Per Share Price, the number of Shares equal to
             (x) the Equity Contribution of such Buyer, divided by (y) the Per Share Price, provided, however, that any fractional Share to which any Buyer (other than Thayer) would otherwise be entitled to hereunder shall be purchased by Thayer instead of such Buyer;

       (ii) The Company shall deliver to each Buyer stock certificates representing the Shares purchased by such Buyer and shall take and cause to be taken all actions necessary to transfer to each Buyer good and valid title to the Shares purchased by such Buyer and to record the issuance of such Shares to such Buyer on the books and records of the Company;

       (iii) Each Buyer shall pay his, her or its Equity Contribution (adjusted for each Buyer to account for Thayer's purchase of any fractional Shares pursuant to clause (i) of this Article) to the Company in immediately available funds by wire transfer to the account designated by the Company in writing at least two business days prior to the Closing; and

       (iv) The Company shall repurchase from Seller the Repurchase Shares for an aggregate price of Fifty--Seven Million (57,000,000) Deutsche Marks. The Company shall pay the amount owed to Seller pursuant to this clause (iv) in immediately available funds by wire transfer to the account designated by Seller in writing at least two business days prior to the Closing. Seller shall deliver to the Company stock certificates representing the

             Repurchase Shares, and the Company shall take and cause to be taken all actions necessary to cancel such shares.


                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as Previously Disclosed, Seller represents and warrants to the Buyers as follows:

3.1.    Capital Structure of the Company

        The authorized capital stock of the Company (the "Capital Stock") consists solely of (i) 200,000 shares of Common Stock, of which 100,000 shares are issued and outstanding and no shares are held in treasury and (ii) 50,000 shares of preferred stock, $.0l par value per share (the "Preferred Stock"), of which none are issued and outstanding. No shares of Capital Stock are reserved for issuance. All outstanding shares of Common Stock have been duly authorized and issued and are validly outstanding, fully paid and nonassessable. The Company does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the Capital Stock, and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of any of such Capital Stock. None of the shares of the Company's Capital Stock has been issued in violation of the preemptive or other rights of any Person. Seller owns all of the outstanding shares of Common Stock, with good and marketable title thereto free and clear of all Encumbrances.

3.2.    Organization, Standing and Authority

        Each of Seller and the Company and each Subsidiary is a duly organized corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Seller and the Company and each Subsidiary (i) has full corporate power and authority to carry on its business as now conducted and (ii) is duly licensed or qualified to do business in all jurisdictions of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company.
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                                     - 8 -

3.3.    Subsidiaries and Related Interests

        The Company owns, directly or indirectly, all of the outstanding capital stock or other voting securities or interests of the corporations listed on Exhibit E hereto (collectively the "Subsidiaries" and individually a "Subsidiary"). The Company does not own, directly or indirectly, any capital stock or other voting securities or interests of any other corporation, partnership, limited liability company or other organization or entity. The outstanding shares of capital stock or other voting securities or interests of each Subsidiary are duly authorized and issued and are validly outstanding, fully paid and nonassessable; all such shares are directly or indirectly owned by the Company with good and marketable title thereto free and clear of all Encumbrances. No Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any Subsidiary and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of any such capital stock. None of the shares of capital stock of any Subsidiary has been issued in violation of the preemptive rights of any Person.

3.4.    Authorized and Effective Agreement

        (a) Each of Seller, the Company and SAGA has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Related Agreements to which it is a party. The execution and delivery of this Agreement and the Related Agreements to which Seller, the Company or SAGA is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, the Company and SAGA. This Agreement has been, and each of the Related Agreements to which Seller, the Company or SAGA is a party when executed and delivered by Seller, the Company or SAGA, as the case may be, shall be, executed and delivered by a duly authorized agent of Seller, the Company or SAGA, as the case may be. The Shares, when issued, sold and delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights. Upon consummation of the purchase of the Shares, Buyers will acquire from the Company good and marketable title to the Shares, free and clear of all Encumbrances.

       (b) Assuming the accuracy of the representations contained in Sections 4.2(a) and 4.2(c) hereof, this Agreement and the Related Agreements to which Seller, the Company or SAGA is a party, constitute legal, valid and binding obligations of Seller, the Company and SAGA, as the case may be, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by general equity principles.

       (c) Neither the execution and delivery of this Agreement or any of the Related Agreements, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Seller, the Company or SAGA with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws (or similar charter documents) of Seller, the Company or any Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Encumbrance upon any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Company or any Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, breaches, Encumbrances or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on the Company or any Subsidiary.

       (d) No consent, approval or authorization of, or declaration, notice, filing or registration with, any Governmental Entity or any other Person, is required to be made or obtained by Seller, the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, other than (i) any applicable filings under federal or state securities laws or state anti-takeover laws and (ii) filings required pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

3.5.  Constitutive Documents

      Seller has delivered to Buyers complete and correct copies of the Company's and each Subsidiary's certificate of incorporation and bylaws (or similar charter documents), each as amended as of the date hereof, and all resolutions of the boards of directors of the Company and any Subsidiary (or any committees thereof) relating to this Agreement or any Related Agreement or any of the transactions contemplated hereby or thereby. The minute book of the Company, a copy of which has been delivered to Buyers, contains a complete, correct and current record of all meetings and other corporate actions of the stockholders and the board of directors (and any committee thereof) of the Company since its incorporation.

3.6.  Compliance with Laws; Regulatory Filings

      The Company and each Subsidiary is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business. The Company and each Subsidiary has filed all reports required by statute, regulation or other requirement to be filed with any Governmental Entity, except where the failure to so file would not have a Material Adverse Effect on the Company, and such reports were prepared in all material respects in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports. Neither the Company nor any Subsidiary has received notification from any Governmental Entity (i) asserting a violation of any, statute, regulation or other requirement or (ii) restricting or in any way limiting its operations. Neither the Company nor any Subsidiary is subject to any regulatory or supervisory order, agreement, directive, memorandum of understanding, commitment or similar requirements and none of them has received any communication requesting that it enter into any of the foregoing.

3.7.  Financial Statements; Books and Records

      (a) The Financial Statements fairly present the financial position of the Company as of the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company for the periods presented, all in conformity with U.S. generally accepted accounting principles applied on a consistent basis except as disclosed therein. The books and records of the Company fairly reflect in all material respects the transactions to which it is a party or by which its Properties are subject or bound. All accounts receivable included in the Financial Statements dated as of December 31, 1996 (the "1996 Financial Statements") are valid and enforceable and, to the knowledge of Seller, the Company and the Subsidiaries (collectively, the "Seller's Knowledge"), collectible net of reserves. Such reserves have been established in accordance with U.S. generally accepted accounting principles.

        (b) Seller's Previously Disclosed consolidated balance sheet as of December 31, 1996 and its related, Previously Disclosed consolidated statement of income (including related notes, if any) for the year ended December 31, 1996, fairly present Seller's financial position as of the date indicated and the results of operations of Seller for the period presented, all in conformity with generally accepted accounting principles applied on a consistent basis except as disclosed therein.

3.8.    Material Adverse Change

        The Company has not, on a consolidated basis, suffered any material adverse change in its financial condition, results of operations, business or prospects since December 31, 1996.

3.9.    Absence of Undisclosed Liabilities

        Except as disclosed in the 1996 Financial Statements, neither the Company nor any Subsidiary has any Liability that is material to the Company on a consolidated basis, or that, when combined with all similar Liabilities, would be material to the Company on a consolidated basis; to the Seller's Knowledge, no set of circumstances exist that are reasonably likely to give rise to any such Liability.

3.10.   Properties

        The Company or a Subsidiary has good title, free and clear of all Encumbrances, to all of the Properties which, individually or in the aggregate, are material to the business of the Company and its Subsidiaries taken as a whole, and which are reflected on the 1996 Financial Statements or acquired after December 31, 1996, except (i) liens for taxes not yet due and payable for which adequate reserves have been established on the books of the Company and
(ii) such imperfections of title as are not material in character, amount or extent. All leases pursuant to which the Company or any Subsidiary, as lessee, leases Properties which, individually or in the aggregate, are material to the business of the Company and its Subsidiaries taken as a whole (x) have been Previously Disclosed and (y) are valid, in full force and effect and enforceable in accordance with their respective terms.

3.11.  Permits

       Seller has Previously Disclosed a list and description of all material Permits which are issued to, held or used by the Company or any Subsidiary, or for which the Company or any Subsidiary has applied. There are no other required Permits which are material to (i) the operation of the Company's or any Subsidiary's business as now conducted or (ii) the ownership or use of any of the Properties. All Permits Previously Disclosed by Seller are in good standing and are valid and effective in accordance with their respective terms; such Permits will continue in effect after the Closing. The Company and its Subsidiaries are in material compliance with all Permits Previously Disclosed by Seller, and no governmental proceedings or investigations are pending or, to the Seller's Knowledge, threatened against Seller, the Company or any Subsidiary relating to noncompliance with such Permits.


3.12.  Employment Benefit Plans

       Seller has Previously Disclosed true and complete copies of all qualified pension or profit-sharing plans, any deferred compensation, consulting, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Subsidiary (collectively, the "Plans"). No liability under Title IV of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full, and no condition exists that presents a material risk of the Company or any Subsidiary incurring any such liability. With respect to each Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared with respect to such Plan, did not, as of the valuation date used in such report, exceed the current value of such Plan's assets allocable to such accrued benefits, and no material adverse change in the funded status of any such Plan has occurred since such valuation date. Full payment has been made of all amounts that the Company or any of its Subsidiaries is required to pay under section 412 of the

Code or under the terms of the Plans. To the Seller's Knowledge, each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and each Plan that is intended to satisfy the requirements of section 125 or 501(c) (9) of the Code satisfies such requirements. Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable laws. There are no actions, suits, claims, or actions pending, or, to the Seller's Knowledge, threatened or anticipated (other than routine claims for benefits) against any Plan or any related trust or against the Company or any of its Subsidiaries. None of the Plans is the subject of an audit, investigation, or examination by the IRS, Pension Benefit Guaranty Corporation, Department of Labor or any other Governmental Entity. None of the Plans is a multiemployer plan within the meaning of section 3(37) of ERISA.

3.13.  Certain Contracts

       Neither the Company nor any Subsidiary is a party to, or is bound by, (i) any material contract or any other contract pursuant to which any party thereto has an obligation or commitment of greater than $3,000,000, (ii) any agreement restricting the nature or geographic scope of its business activities in any material respect, other than the Cooperation Agreement (iii) any agreement, indenture or other instrument relating to the borrowing of more than $1,000,000 by the Company or any Subsidiary or the guarantee by the Company or any Subsidiary of any such obligation, (iv) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer or the employment, election, retention in office or severance of any present or former director or officer, or (v) any agreement, contract or other instrument relating to or involving any swap, hedge or other similar off-balance sheet transaction. Neither the Company nor any Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether written or oral, and there has not occurred any event (including the execution, delivery and performance of this Agreement or any of the Related Agreements) that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.14.  Legal Proceedings

       There are no actions, suits or proceedings instituted, pending or, to the Seller's Knowledge, threatened (or unasserted but considered probable of assertion) against the Seller, Company or any Subsidiary or against any asset, interest or right of Seller, the Company or any Subsidiary which could have a Material Adverse Effect on the Company and, to the Seller's Knowledge, there are no other such actions, suits or proceedings instituted, pending or threatened (or unasserted but considered probable of assertion). To the Seller's
Knowledge, there are no instituted, pending or threatened actions, suits or proceedings that present a claim to restrain or prohibit the transactions contemplated in this Agreement or any of the Related Agreements or to impose any material liability in connection therewith.

3.15.  Labor and Related Matters

       Neither the Company nor any Subsidiary is a party to, or is bound by, any contract, agreement or understanding with any labor union, organization, group or association, and none of them has engaged in any unfair labor practice. Since January 1, 1995, neither the Company nor any Subsidiary has experienced any attempt by organized labor or its representatives to make the Company or any Subsidiary conform to demands of organized labor relating to employees of the Company or any Subsidiary or enter into a binding agreement with organized labor that would cover employees of the Company or any Subsidiary. There is no pending or threatened charge of unfair labor practice or any other action, complaint or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee or former employee of the Company or any Subsidiary. There is no labor strike or labor disturbance pending against the Company or any Subsidiary; and neither the Company nor any Subsidiary has experienced any organized work stoppage or other labor difficulty since January 1, 1995. Neither the Company nor any Subsidiary is a party to or affected by or threatened with any dispute or controversy with any supplier, subcontractor, or customer, the outcome of which could have a Material Adverse Effect on the Company.

3.16.  Brokers and Finders

       None of Seller, the Company, the Subsidiaries or any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any Liability for any brokerage or finders fees or commissions in connection with the transactions contemplated in this Agreement or the Related Agreements.

3.17.  Environmental Matters

       (a) Except as disclosed in the 1996 Financial Statements, and except for liabilities incurred in the ordinary course of business subsequent to December 31, 1996, neither the Company nor any Subsidiary has any material Liability arising under any Environmental Law, nor, to the Seller's Knowledge, is there any basis for the assertion of any such Liabilities.

       (b) There is no pending or threatened (or unasserted but considered probable of assertion) Environmental Claim against or otherwise involving the Company or any Subsidiary or any of their officers, directors, businesses or assets nor, to the Seller's Knowledge, does any valid basis for such a claim or controversy exist. There is no judgment, order, injunction, award or consent decree outstanding against or affecting the Company or any Subsidiary which arises from or relates to an Environmental Claim.

       (c) The Environmental Properties are free from any and all contamination by Materials of Environmental Concern for which material remedial action is required under Environmental Laws.

       (d) Neither the Company nor any Subsidiary has conducted, engaged in or permitted others to conduct or engage in any business, operation or activity on or at the Environmental Properties that involved the manufacture, treatment, processing or on-site disposal of any Materials of Environmental Concern.

       (e) The Company and the Subsidiaries are in compliance with all Environmental Laws in all material respects.

       (f) Seller has Previously Disclosed a true and complete list of all environmental permits, authorizations and licenses required under all Environmental Laws for the conduct of the business of the Company or the Subsidiaries (collectively, the "Authorizations") and the expiration dates, if any, of such Authorizations. All Authorizations necessary for the Company or the Subsidiaries to continue to conduct their business in compliance with all Environmental Laws are in full force and effect.

       (g) Neither the Company nor any Subsidiary has received or anticipates receiving any notice, letter, citation, order, warning, complaint, inquiry, claim or demand alleging or asserting that: (a) the Company or any Subsidiary has violated, or is about to violate, any Environmental Laws; (b) there has been a release or there is a threat of a release of any Material of Environmental Concern at, from or onto any of the Environmental Properties; (c) the Company or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or threat of a release of any Material of Environmental Concern at, from or onto any of the Environmental Properties or, as a result of its operation of such Environmental Properties, at, from or onto any other property wherever located; or (d) any of the Environmental Properties are subject to a lien in favor of any Governmental Entity for any Damages, under Environmental Laws, arising from costs incurred by such Governmental Entity.

3.18.  Intellectual Property

       (a) Seller has Previously Disclosed (i) all of the Intellectual Property that has been registered in, filed in or issued by the United States Patent and Trademark Office or the United States Copyright Office or any similar office in any country and (ii) all Intellectual Property that is not so registered, filed or issued, but the use of which is material to the ability of the Company to operate the business of the Company and the Subsidiaries, taken as a whole. The Company or a Subsidiary is the sole and exclusive owner of the entire right, title and interest in and to the Intellectual Property; neither the Company nor any Subsidiary has granted, nor does there exist by implication or operation of law, any license or other right in respect thereof which does or which will, subsequent to the Closing, permit or enable any Person other than the Company and the Subsidiaries to use the Intellectual Property, except for software licenses granted by the Company or a Subsidiary to a distributor or an end user customer in the ordinary course of business. None of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment. There is no pending or, to the Seller's Knowledge, threatened (or unasserted but considered probable of assertion) Claim (A) asserting that any of the Intellectual Property, or that the past, present or contemplated future conduct of the Company's or its Subsidiaries' business, infringes or violates the intellectual property rights of any third parties,

(B) asserting that any third parties have any rights to use any of the Intellectual Property or (C) which could, if adversely determined against the Company or any Subsidiary, adversely affect the Company's ability to use any of the Intellectual Property upon consummation of the transactions contemplated hereby or thereafter, and to the Seller's Knowledge, there is no basis for any claim of the foregoing types. Neither Seller nor the Company nor any Subsidiary has given any notice to any third parties asserting infringement by such third parties of any of the Intellectual Property. Neither the Company nor any Subsidiary is subject to any bars or other restrictions with respect to its rights to utilize any of the Intellectual Property, and, to the Seller's Knowledge, no bars or other restrictions on such rights will be created by the consummation of the transactions contemplated herein.

       (b) Seller has Previously Disclosed a list of all Intellectual Property owned by third parties and licensed to the Company or any Subsidiary (the "Licensed Intellectual Property"). All of the Licensed Intellectual Property is licensed pursuant to valid written agreements (the "License Agreements"), enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity. There is no pending or, to the Seller's Knowledge, threatened claim that the Company, any Subsidiary or any licensor is in breach of any of the License Agreements and, to the Seller's Knowledge, no basis for any such claim exists. There is no pending or, to the Seller's Knowledge, threatened claim against the Company, any Subsidiary or the licensor of any Licensed Intellectual Property asserting that any of the Licensed Intellectual Property infringes or conflicts with the rights of third parties, or that the present, past or contemplated future conduct of the business of the Company and its Subsidiaries infringes or violates the rights of third parties, and to the Seller's Knowledge, no basis for any such claim exists.

3.19.  Insurance

       The Company and each Subsidiary currently maintains insurance in amounts reasonably necessary for its operations. Such policies (i) are valid and enforceable in accordance with their terms with financially sound and reputable insurance companies and are in full force and effect, (ii) are sufficient for compliance with all requirements of law and all agreements to which the

Company or any Subsidiary is a party or is subject, and (iii) provide insurance coverage of the Properties, operations and employees of the Company and its Subsidiaries generally comparable in type and amount to that which is customarily carried by other corporations engaged in similar businesses. Neither the Company nor any Subsidiary has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. The Company and the Subsidiaries have no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of the Company or any Subsidiary.


                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

      Except as Previously Disclosed, each Buyer hereby severally represents and warrants (but only with respect to the representations and warranties in this Article applicable to him, her or it) to Seller as follows:

4.1.  Organization, Standing and Authority of Thayer

      Thayer is duly organized, validly existing and in good standing under the laws of Delaware. Thayer (i) has all requisite partnership power and authority to carry on its business as now conducted or proposed to be conducted and (ii) is duly licensed or qualified to do business in all jurisdictions of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Thayer.

4.2.  Authorized and Effective Agreement

      (a) Each of the Managers has the legal capacity to enter into and perform all of his or her obligations under this Agreement and the Related Agreements to which he or she is a party. Upon execution and delivery by each Manager of this Agreement and each of the Related Agreements to which such Manager is a party, assuming the accuracy of the representations contained in

Section 3.4(b) hereof, the Agreement and each such Related Agreement shall constitute the legal, valid and binding obligations of such Manager, enforceable against him or her in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by general equity principles.

       (b) Thayer has all requisite partnership power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action in respect thereof on the part of Thayer. This Agreement, when executed and delivered by Thayer, shall be executed and delivered by a duly authorized agent of Thayer.

       (c) Assuming the accuracy of the representations contained in Sections 3.4(b) hereof, this Agreement constitutes a legal, valid and binding obligation of Thayer, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by general equity principles.

       (d) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby, nor compliance by Thayer with any of the provisions hereof, shall (i) conflict with or result in a breach of Thayer's charter documents, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Encumbrance upon any property or asset of Thayer pursuant to, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Thayer, except (in the case of clauses (ii) and (iii) above) for such violations, rights, breaches, Encumbrances or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Thayer.

       (e) No consent, approval or authorization of, or declaration, notice, filing or registration with, any

Governmental Entity or any other Person, is required to be made or obtained by Thayer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) any applicable filings under federal or state securities laws or state anti-takeover laws and (ii) filings required pursuant to the HSR Act.

4.3.  Brokers and Finders

       Thayer has not employed any broker, finder or financial advisor or incurred any Liability for any brokerage or finders fees or commissions in connection with the transactions contemplated in this Agreement or the Related Agreements, other than payments made or to be made to MLC Group, Inc.

4.4.  Access; Sophistication

       Seller has provided to each Buyer copies of the Financial Statements and each Buyer has reviewed such documents. Each Buyer acknowledges that all documents, books and records requested by such Buyer pertaining to the Company or the Shares have been made available for inspection by such Buyer and his, her or its agents and representatives; that such Buyer and his, her or its agents and representatives have had a reasonable opportunity to ask questions of and receive answers from Seller, the Company or officers or employees acting on behalf of the Company and Seller, concerning the terms and conditions of the offering of the Shares and the business and prospects of the Company. Each Buyer is an "accredited investor," as such term is defined in Rule 501 under the Securities Act. Each Buyer and his, her or its respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto, and such an evaluation and informed decision have been made. The questionnaires Previously Disclosed to Seller relating to each of the Managers are accurate and complete in all material respects.

4.5.  Investment Representation

       Each Buyer is acquiring the Shares to be received by such Buyer at the Closing for such person's own account for investment only and not with a view to making a distribution thereof within the meaning of the Securities Act. Each Buyer agrees not to sell or transfer such Shares, except in accordance with the terms of the legend set forth below. Each Buyer is aware that the Shares have not been registered under the Securities Act or any state or other jurisdiction's securities laws, and that the Shares must be held indefinitely unless subsequently registered or an exemption from such registration is available. Each Buyer acknowledges that investment in the Shares involves substantial risks, including the risk of total loss of his, her or its investment in the Shares. Each Buyer represents that he, she or it (i) is able to hold the Shares for an indefinite period of time; (ii) has adequate means, other than the Shares or funds invested therein, of providing for his, her or its current and foreseeable needs; (iii) has no foreseeable need to sell or otherwise dispose of any of the Shares; and (iv) has sufficient net worth to sustain a loss of his, her or its entire investment in the Shares in the event such loss should occur. Each Manager is a bona fide resident of Virginia, Maryland, or the District of Columbia and has no present intention of changing his or her residence. Each Buyer understands and agrees that the certificate or certificates representing the Shares to be received by such Buyer will bear a legend substantially to the effect set forth below and that a stop transfer order may be placed with respect thereto.

       THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION AND MAY NOT BE TRANSFERRED UNTIL (A) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (B) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                   ARTICLE 5.
                                   COVENANTS


5.1.   Conduct of the Company's Business

       (a) Prior to the earlier of termination of this Agreement or the Closing Date, and except as otherwise provided for by this Agreement or as consented to or approved by Thayer in writing, Seller and the Company shall cause the Company and each Subsidiary to, use its best efforts to preserve its Properties, business and relationships with customers, employees, suppliers, licensors, licensees, advertisers, distributors and other Persons.

       (b) Prior to the earlier of termination of this Agreement or the Closing Date, Seller and the Company shall cause the Company and each Subsidiary only to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Prior to the earlier of termination of this Agreement or the Closing Date, Seller and the Company shall not permit the Company Or any of the Subsidiaries to, except with the prior written consent of Thayer or except as expressly contemplated or permitted by this Agreement:

            (i) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

            (ii) issue any shares of its capital stock or permit any treasury shares to become outstanding;

            (iii) enter into any swap, hedge or other similar off-balance sheet transaction;

            (iv) incur any additional debt obligation or other obligation for borrowed money or guarantee any indebtedness of another Person;

            (v) fail to comply with any of the representations, warranties, covenants, conditions or other terms of any existing obligation for borrowed money;

            (vi) make any loans, advances or capital contributions to, or investments in, any other Person, other than to any of the Subsidiaries;

            (vii) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

            (viii) amend its certificate of incorporation or bylaws (or similar charter documents); impose, or suffer the imposition, on any share of its capital stock or stock held by it, of any Encumbrance, or permit any such Encumbrance to exist;

            (ix) merge with any other Person, permit any other Person to merge into it, consolidate with any other Person, acquire control over any Person, or create any subsidiary;

            (x) waive, transfer or release any material right, modify or change in any material respect any material agreement, or cancel, settle or compromise any material debt, claim or litigation;

            (xi) enter into any material contract, agreement or other arrangement that is not terminable at will, with less than 30 days notice, without payment or penalty, except in the ordinary course of business consistent with past practice;

            (xii) liquidate, sell, license, mortgage, lease or otherwise encumber or dispose of any material assets, except sales of inventory in the ordinary course of business; or acquire any material assets;

            (xiii) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees, except as Previously Disclosed; enter into or modify any employment or severance contract; or enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto;

            (xiv) change its methods of accounting in effect at December 31, 1996, except as required by changes in U.S. generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for U.S. federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1995, except as required by law; or

            (xv) agree to do any of the matters specified in clauses (i) through (xiv) of this Section 5.1(b).

5.2.   Other Offers.

       Neither Seller nor the Company shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or enter into any transaction involving, (i) any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any Subsidiary, or (ii) any business combination with the Company or any Subsidiary, except as contemplated in this Agreement. Each of Seller and the Company will instruct its officers, directors, agents, subsidiaries and other affiliates to refrain from doing any of the above. Seller and the Company will notify Thayer if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated with Seller, the Company or any of the other persons or entities referred to above. Seller and the Company will promptly inform Thayer in writing of all of the relevant details with respect to the foregoing. Each of Seller and the Company acknowledges and agrees that any remedy at law for breach of the foregoing covenant will be inadequate, and in addition to any other relief which may be available, Buyers will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages and without regard to the adequacy of any remedy at law.

5.3.   Buyer's Access

       Following the execution and delivery of this Agreement, and prior to the Closing, Seller and the Company will (a) continue to provide to Buyers and their authorized representatives reasonable access during normal business hours to the Company's books, records and Properties, (b) make reasonably available to Buyers and their authorized representatives, during normal business hours and at their normal places of work, additional personnel of the Company having knowledge of any matters to be investigated by Buyers and (c) furnish to Buyers promptly upon request such generally available financial and operating data and other information relating to the Company's business and Properties as Buyers or their authorized representatives may reasonably request. Buyers shall conduct their investigations in such a manner as to minimize any disruption of the Company's normal business operations.

5.4.  Compliance

      The Parties covenant and agree that between the date hereof and the Closing, none of them shall take any action that would cause their representations and warranties made herein not to be true and correct, in all material respects, as of such Closing. Seller and the Company shall promptly inform Thayer in writing of (i) any matter that has caused the representations and warranties of Seller to become untrue or incorrect in any material respect or (ii) any materially adverse change in the Company's financial condition, results of operations, business or prospects since December 31, 1996. Each Buyer shall promptly inform Seller and the Company in writing of any matter that has caused the representations and warranties of such Buyer to become untrue or incorrect in any material respect.

5.5.  Best Efforts

      Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts and shall cooperate with the other Parties as promptly as practicable to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate, as soon as practicable, the transactions contemplated hereby and by the Related Agreements. Seller and the Company shall use all reasonable efforts to secure approvals and consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and by the Related Agreements and to obtain any consent or approval required for the continued effectiveness after the Closing of any contract, agreement or customer relationship to which the Company or any Subsidiary is a party.

5.6.  Right of First Refusal

      (a) Before any Common Stock shares (or securities convertible into or exercisable or exchangeable for such shares) owned or controlled by Seller ("Seller Shares") may be sold or otherwise disposed or transferred (collectively, "Transferred"), Thayer and the Company shall be offered the following rights with respect to such shares:

           (i) Seller shall first deliver a written notice (a "Seller Notice") to Thayer and the Company stating (i) the number of Seller Shares that Seller proposes to Transfer and (ii) the price and other material terms of the proposed Transfer. The Seller Notice shall be accompanied by a certificate of the Seller certifying that it has received from a third party (the "Third Party") a bona fide offer to acquire such Seller Shares at such price and on such terms as are set forth in the Seller Notice and shall identify such Third Party.

           (ii) Within thirty (30) days after receipt of a Seller Notice (the "Company Period"), the Company may elect, by delivering to Seller and Thayer a written notice of its election, to purchase all or any part of the Seller Shares to which the Seller Notice refers, on the same terms and conditions specified in such notice. In the event that the Company does not elect to purchase any of such shares, the Company shall send a notice to such effect to Seller and Thayer prior to the end of the Company Period.

           (iii) In the event that the Company does not elect during the Company Period to purchase all of the Seller Shares to which the Seller Notice refers, then Thayer may elect, by delivering to Seller a written notice (a "Thayer Notice") of its election, within forty-five (45) days after receipt of the Seller Notice (the "Thayer Period"), to acquire on the same terms and conditions specified in the Seller Notice, any of the Seller Shares to which the Seller Notice refers that are not acquired by the Company.

           (iv) In the event that the Company and/or Thayer elects to acquire Seller Shares pursuant to this Section 5.7, the Company, Thayer and Seller shall consummate the sale and purchase of such shares within ninety (90) days after the date that the Company and Thayer have received the Seller Notice.

           (v) To the extent the Company and Thayer do not exercise their respective rights under this Section 5.7 within the specified time periods, Seller may Transfer the Seller Shares specified in the Seller Notice (and not purchased by the Company or Thayer) to the Third Party specified in such Seller Notice at the price and on the terms specified in such notice, provided that (i) such Transfer is consummated within one hundred twenty (120) days of the date of delivery of such Seller Notice and (ii) prior to the Transfer, such Third Party agrees in writing, in a form satisfactory to the Company and Thayer and as a condition of the Transfer, that such Third Party shall receive and hold such shares subject to the rights of first refusal of the Company and Thayer set forth in this section.

      (b) Seller agrees that all certificates representing shares of Common Stock owned or controlled by Seller will contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER IN ACCORDANCE WITH AN AGREEMENT DATED AS OF MARCH 18, 1997 AMONG SOFTWARE AG, SOFTWARE AG SYSTEMS, INC. (THE "COMPANY"), THAYER EQUITY INVESTORS, III, L.P., AND CERTAIN MANAGERS OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

      (c) The rights and obligations set forth in this Section 5.7 shall terminate upon consummation of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act that is underwritten by one or more nationally-recognized investment banking firms.

                                   ARTICLE 6.
                                INDEMNIFICATION

6.1.  Indemnification by Seller

      Subject to the limitations set forth in Sections 6.4 and 6.5 hereof, Seller hereby indemnifies and holds harmless Buyers and their respective affiliates, directors, officers, employees and agents from and against any and all Damages (other than consequential and punitive damages that do not result from third party Claims) arising out of, based upon or with respect to:

           (i) any breach of any representation or warranty made by Seller in this Agreement or the Related Agreements or any material misrepresentation in or omission from any certificate, schedule, exhibit or other document delivered to Buyers pursuant to this Agreement or the Related Agreements; or

           (ii) any failure, on the part of the Company prior to the Closing and on the part of

      Seller at any time, to perform any material covenant, agreement or undertaking contained in this Agreement or the Related Agreements.

6.2.  Indemnification By Buyers

      Subject to the limitations set forth in Sections 6.4 and 6.5 hereof, Buyers hereby jointly and severally indemnify and hold harmless Seller and each of its affiliates, directors, officers, employees and agents from and against any and all Damages (other than consequential and punitive damages that do not result from third party Claims) arising out of, based upon or with respect to:

           (i) any breach of any representation or warranty made by Buyers in this Agreement or the Related Agreements or any material misrepresentation in or omission from any certificate, schedule, exhibit or other document delivered to Seller pursuant to this Agreement or the Related Agreements; or

           (ii) any failure of Buyers to perform any material covenant, agreement or undertaking of Buyers contained in this Agreement or the Related Agreements.

6.3.  Indemnification Procedures

      (a) Promptly after the occurrence of any event or the discovery of any facts which could give rise to a right to indemnification under this Article 6, the person who may be entitled to indemnification (the "Indemnified Person") shall promptly give notice to the Party required to indemnify the Indemnified Person (the "Indemnitor"), in writing, describing in reasonable detail the facts and circumstances giving rise to the claim for indemnification, the Damages suffered or incurred, including the amount of such Damages, if known, or as estimated, and the provisions of this Agreement relating to such claim for indemnification. The failure of an Indemnified Person to give prompt notice in the manner provided herein shall not relieve the Indemnitor of its obligations under this Article 6, except to the extent that the Indemnitor is actually prejudiced by such failure to give prompt notice. Upon receipt of a notice of a claim for indemnification, the Indemnitor shall promptly pay to the Indemnified Person the amount of such Damages in accordance with and subject to the provisions of this Article 6; provided, however, that no such payment shall be due during any period in which the Indemnitor is contesting in good faith either its obligation to make such indemnification or the amount of Damages payable.

      (b) If any Claim is instituted by a third party with respect to which an Indemnified Person intends to, or may be entitled to, claim a right to indemnification under this Article 6, the Indemnified Person shall promptly notify the Indemnitor of such Claim. The failure of an Indemnified Person to give notice in the manner provided herein shall not relieve the Indemnitor of its obligations under this Article 6, except to the extent that the Indemnitor is actually prejudiced by such failure to give notice. The Indemnitor shall have the right to control, at its expense and through counsel of its choosing, the defense of any such third party Claim, but may compromise or settle the same only with the consent of the Indemnified Person, which consent shall not be unreasonably withheld. The Indemnified Person shall cooperate fully with the Indemnitor and its counsel in the defense of any such third party Claim and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense. After providing notice of its intent to exercise its right to control such defense, the Indemnitor shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Person in connection therewith; provided, however, that an Indemnified Person shall have the right to control its defense of any such third party Claim and retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if such Indemnitor shall have consented to such retention of counsel or the Indemnified Party shall have reasonably concluded that representation of such Indemnified Person by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding.

      (c) At no time may an Indemnitor assert as a defense to its obligation to provide indemnification as set forth in this Article 6 that, prior to the Closing, the Indemnified Person or any of its employees, agents or affiliates had any knowledge of the matter to which the claim for indemnification relates, or conducted any investigation relating thereto, and each Party hereby irrevocably waives all such defenses.

6.4.  Limitations on Recoveries

      Notwithstanding anything to the contrary contained herein, no indemnification claim under this Article 6 shall be (i) enforced against any Indemnitor to the extent any insurance proceeds or other recoveries actually are received by the Indemnified Person with respect to any Damages otherwise payable by the Indemnitor or (ii) valid against an Indemnitor unless a written notice pursuant to Section 6.3 of this Agreement (a "Claims Notice") has been delivered to such Indemnitor with respect to such claim.

6.5.  Remedies for Damages

      The right to indemnification under this Article 6 constitutes an Indemnified Person's sole remedy for damages with respect to the breach of any representation or warranty contained in this Agreement. In circumstances where Seller is the Indemnitor, an Indemnified Person shall have the right to seek indemnification under this Article either (i) directly from Seller or (ii) indirectly from Seller by causing the Company to (x) pay such indemnification claim and (y) make a corresponding deduction in the amount payable or to be paid by the Company to Seller pursuant to the Cooperation Agreement. In circumstances where the Seller is the Indemnitor, the Indemnified Person shall specify in its Claims Notice the indemnification source from which the Indemnified Person intends to recover.


                                   ARTICLE 7.
                              CLOSING; CONDITIONS

7.1.  Closing

      The transactions contemplated by this Agreement shall be consummated at a Closing to be held at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004 or at such other place as Seller and Thayer shall agree, at the close of business on the first business day following satisfaction of the conditions set forth in Sections 7.2 and 7.3 hereof or such later date within 14 days thereafter as shall be specified by Thayer. All actions taken at the Closing shall be deemed to occur simultaneously, and no document shall be deemed to be delivered until all documents are delivered. Unless otherwise indicated, each document delivered at the Closing shall be dated as of the date of the Closing.

7.2.  Conditions to the Obligations of Buyers

      The obligations of Buyers under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions, but compliance with any such conditions may be waived by Thayer:

      (a) The representations and warranties of Seller contained in this Agreement shall be true and correct, in all material respects, at and as of the Closing, and Seller and the Company shall have performed and complied with all the covenants and agreements and satisfied all the conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Seller and the Company at or prior to the Closing. Thayer shall have received a certificate signed by Dr. Erwin Koenigs and Daniel Gillis stating that, to the best of their knowledge, the conditions specified in this
Section 7.2(a) have been satisfied.

      (b) No order, judgment or decree shall have been issued restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any of the Related Agreements. No inquiry, action or proceeding which, in the opinion of Thayer, is material shall have been instituted to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any of the Related Agreements, or to challenge the validity of such transactions or any part thereof, or seeking damages on account or as a result thereof.

      (c) There shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company since December 31, 1996.

      (d) All required consents and approvals shall have been obtained, all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated hereby or by any Related Agreement shall have been satisfied, and all statutory waiting periods in respect thereof shall have expired or been terminated.

      (e) Buyers shall have received one or more opinions from counsel to Seller and the Company, in form and substance reasonably satisfactory to Thayer addressing the matters set forth in Exhibit F hereto.

      (f) Seller and SAGA shall have executed and delivered the Cooperation Agreement.

      (g) The Company shall have received the resignations of (i) all of the directors of the Company, other than Dr. Erwin Koenigs and Daniel Gillis, (ii) all of the officers of the Company, other than Daniel Gillis, and (iii) all of the directors of SAGA, other than Daniel Gillis, in each case effective as of the Closing.

      (h) Seller shall have executed and delivered to the Company and Thayer the Release.

      (i) Seller and the Company shall have executed and delivered to Thayer the Tax Matters Agreement.

      (j) The Products and Research and Development Operations Transfer Agreement dated as of December 5, 1993 between Seller and SAGA shall have been amended in a manner satisfactory to Thayer.

      (k) Buyers shall have received from Seller and the Company such other documents confirming the accuracy and completeness of the representations and warranties of Seller as Buyers may reasonably request.

7.3.  Conditions to the Obligations of Seller

      The obligations of Seller under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions, but compliance with any such conditions may be waived by Seller:

      (a) The representations and warranties of Buyers contained in this Agreement shall be true and correct, in all material respects, at and as of the Closing, and Buyers shall have performed and complied with all the covenants and agreements and satisfied all the conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyers at or prior to the Closing.

      (b) No order, judgment or decree shall have been issued restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any of the Related Agreements .

      (c) All required consents and approvals shall have been obtained, all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated hereby or by any Related Agreement shall have been satisfied, and all statutory waiting periods in respect thereof shall have expired or been terminated.

      (d) Seller shall have received from Buyers such other documents confirming the accuracy and completeness of the representations and warranties of Buyers as Seller may reasonably request.

                                   ARTICLE 8.
                                  TERMINATION

8.1.  Termination

      This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date, only as follows:

      (a)  By the mutual consent in writing of Seller and Thayer;

      (b) By Thayer in writing, if Seller or the Company has, or by Seller in writing, if any Buyer has, in any material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 15 business days after the date on which written notice of such breach is given to the Party committing such breach or the Closing Date;

      (c) By any party hereto in writing, if the Closing Date has not occurred by the close of business on May 1, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein; or

      (d) By Seller or Thayer in writing, if any Governmental Entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the transactions contemplated hereby.

8.2.  Effect of Termination

      In the event this Agreement is terminated pursuant to Section 8.1 hereof, this Agreement shall become void and have no effect, provided, however, that nothing herein shall relieve any Party from liability for the breach of any representations or warranties or the breach of, or failure to perform, any covenant made by it herein.

                                   ARTICLE 9.
                                 MISCELLANEOUS

9.1.  Survival of Representations and Warranties

      The representations, warranties and covenants contained in this Agreement shall survive the Closing and any and all investigations and inquiries by the Parties made prior to the Closing Date in connection with this Agreement and the transactions contemplated hereby. The representations, warranties, covenants and agreements of the Parties contained in this Agreement and the Related Agreements shall not be affected by or diminished in any way by any investigation (or failure to investigate) made at any time by or on behalf of the Party for whose benefit such representations, warranties, covenants and agreements were made.

9.2.  Amendment

      This Agreement may be amended or supplemented at any time by the mutual agreement in writing of Seller, the Company and Thayer. Seller and the Company agree to approve, execute and deliver any amendment to this Agreement and any additional plans and agreements requested by Thayer to modify the structure of, or to substitute parties to, the transactions contemplated hereby; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be delivered to the Seller in connection with the transactions contemplated hereby, or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, Thayer shall have the right, at any time prior to the Closing, to modify or amend Exhibit A hereto without the consent of any other party hereto, provided that (x) Thayer shall provide notice of any such amendment or modification to all the other parties hereto and (y) no such amendment or modification shall increase the Equity Contribution of any Manager without such Manager's consent.

9.3.  No Waiver of Rights

      No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. Except as otherwise expressly provided herein, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

9.4.   Expenses

       Each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

9.5.   Entire Agreement; Successors; Third Parties

       This Agreement and the Related Agreements contain the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Except as specifically set forth herein or in any Related Agreement, nothing in this Agreement or any Related Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

9.6.   No Assignment

       No Party hereto may assign any of its rights or obligations under this Agreement to any other Person, except that Thayer may assign its rights and/or obligations to an affiliate of Thayer.

9.7.   Notices

       All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

       If to Seller to:

       Software AG
       Uhlandstrasse 12, D-64297
       Darmstadt, Germany
       Attention:  Dr. Erwin Koenigs
       Facsimile:  49-6151-921868

       with a required copy to:

       Software AG
       Uhlandstrasse 12, D-64297
       Darmstadt, Germany
       Attention:  Christine Schwab
       Facsimile:  49-6151-921600

       If to the Company:

       Software AG Systems, Inc.
       11190 Sunrise Valley Drive
       Reston, VA  20191
       Attention:  Harry Mccreery
       Facsimile:  703-391-6504

       If to Thayer:

       Thayer Equity Investors, III, L.P.
       1455 Pennsylvania Avenue, N.W.
       Washington, D.C.  20004
       Attention:  Robert E. Michalik
       Facsimile:  (202) 371-0391

       With a required copy to:

       Arnold & Porter
       555 Twelfth Street, N.W.
       Washington, D.C.  20004
       Attention:  Robert B. Ott, Esq.
       Facsimile:  (202) 942-5999

If to any of the Managers, to the address set forth beneath the signature of such Manager on the signature page hereof.

All such deliveries shall be deemed effective when received by the Persons entitled to such receipt or when delivery has been attempted but refused by such Person or Persons. Any Party may change the Persons or addresses to which such deliveries shall be made with respect to such Party by delivering notice thereof to the other Parties hereto in accordance with this Section 9.7.

9.8.   Captions

       The captions contained in this Agreement are for reference purposes only and are not part of any such agreement.

9.9.   Counterparts

       This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.10.  Governing Law and Venue

       The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction. The Party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the Commonwealth of Virginia as the venue for such action, and each Party consents to the jurisdiction of the court chosen in such manner for such action.

9.11.  Severability

       The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

9.12.  Specific Performance

       The rights of the Parties under this Agreement and the Related Agreements are unique and the failure of a Party to perform its obligations hereunder or thereunder would irreparably harm the other Parties hereto. Accordingly, the Parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

9.13.  Further Assurances

       Subject to the terms and conditions herein provided, each of the Parties hereto shall use reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and the Related Agreements and under applicable law to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements.

9.14.  Publicity

       Any general notices, releases, statements or communications to employees, suppliers, distributors, licensees or customers of the Company or Seller, or to the general public or the press, relating to the purchase price of either the Shares or the Repurchase Shares pursuant to this Agreement, shall be made only at such times and in such manner as may be mutually agreed upon by Seller and Thayer.

       IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.



                                       SOFTWARE AG


                                       By:
                                           ----------------------------------
                                           Dr. Erwin Koenigs
                                           Chairman of the Board

                                       and

                                       By:
                                           ----------------------------------
                                           Volker Dawedeit
                                           Board Member



                                       SOFTWARE AG SYSTEMS, INC.


                                       By:
                                           ----------------------------------
                                           Dr. Erwin Koenigs
                                           President



                                       THAYER EQUITY INVESTORS, III, L.P.


                                       By: TC Equity Partners, L.L.C.,
                                           its General Partner

                                           By: /s/ Rick Rickertsen
                                               ------------------------------
                                               Rick Rickertsen
                                               Member

                                       MANAGERS:


                                       /s/ Daniel Gillis
                                       -----------------------------------
                                       Daniel Gillis
                                       9513 Fox Hollow Drive
                                       Potomac, MD  20854
                                       Facsimile:  (703) 391-6782


                                       /s/ Harry McCreery
                                       -----------------------------------
                                       Harry McCreery
                                       10727 Midsummer Drive
                                       Reston, VA  20191
                                       Facsimile:  (703) 391-6504


                                       /s/ James Daly
                                       -----------------------------------
                                       James Daly
                                       2606 Barnside Ct.
                                       Herndon, VA  20171
                                       Facsimile:  (7O3) 391-6980


                                       /s/ Derek Brigden
                                       -----------------------------------
                                       Derek Brigden
                                       11317 Bright Pond Lane
                                       Reston, VA  20194
                                       Facsimile: (703) 391-6504


                                       /s/ Gary Hayes
                                       -----------------------------------
                                       Gary Hayes
                                       7924 Longridge Ct.
                                       Cabin John, MD  20818
                                       Facsimile:  (7O3) 391-8111


                                       /s/ Thomas Gorley
                                       -----------------------------------
                                       Thomas Gorley
                                       12801 Cross Creek Lane
                                       Oak Hill, VA  20171
                                       Facsimile:  (703) 391-6760

       IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.



                                       SOFTWARE AG


                                       By: /s/ Dr. Erwin Koenigs
                                           -------------------------------
                                           Dr. Erwin Koenigs
                                           Chairman of the Board

                                       and

                                       By: /s/ Volker Dawedeit
                                           -------------------------------
                                           Volker Dawedeit
                                           Board Member



                                       SOFTWARE AG SYSTEMS, INC.


                                       By: /s/ Dr. Erwin Koenigs
                                           -------------------------------
                                           Dr. Erwin Koenigs
                                           President



                                       THAYER EQUITY INVESTORS, III, L.P.


                                       By: TC Equity Partners, L.L.C.,
                                           its General Partner

                                           By:
                                               ---------------------------
                                               Rick Rickertsen

                               AMENDED EXHIBIT A


                                                         Equity
                                                      Contribution
Buyers                                                    ($)
-----------------------------------                   ------------

Thayer Equity Investors III, L.P.                    30,392,662.86

Managers

       Daniel Gillis                                    299,908.98

       Harry McCreery                                   299,908.98

       Gary Hayes                                       124,894.71

       James Daly                                       159,655.05

       Derek Brigden                                     99,834.93

       Thomas Gorley                                    149,954.49
                                                        ----------

               Total Equity Contributions:           31,526,820.00